UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 22, 2016

TRHF Company Limited, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1595140	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 5/F, CKK Commercial Center, 289 Hennessy Road,

Hong Kong, China

(Address of principal executive offices)

852-28452283

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On February 22, 2016, TRHF Company Limited, Inc. (the "Company"), dismissed Gillespie & Associates PLLC ("Gillespie"). The new auditor report by Gillespie to be contained in the financial statements of the Company for the year ended December 31, 2014, to be filed as part of the annual report on Form 10-K for the year ending December 31, 2015, does not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company's ability to continue as a going concern. There had been no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on September 24, 2013 to December 31, 2014 nor from December 31, 2014 through September 30, 2015

On February 22, 2016, the Company engaged WWC, Professional Corporation as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with WWC, Professional Corporation. The decision to hire WWC, Professional Corporation was approved by the Company's Board of Directors.

On February 22, 2016, the Company provided Gillespie with its disclosures in the Current Report on Form 8-K disclosing the dismissal of Gillespie and requested in writing that Gillespie furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Gillespie's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated February 22, 2016 from Gillespie & Associates PLLC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRHF Company Limited, Inc.

Date: February 22, 2016	By:	/s/ Song Zhilin
	Name:	Song Zhilin
	Title:	Director and Authorized Signatory